Exhibit 99.1

Contact:
	Jacqualyn A. Fouse	Tim Smith
	Sr. Vice President and	Director
	Chief Financial Officer	Investor Relations
	Celgene Corporation	Celgene Corporation
	(908) 673-9956	(908) 673-9951
CELGENE REPORTS RECORD NON-GAAP FOURTH QUARTER AND FULL
YEAR 2010 OPERATING AND FINANCIAL RESULTS
— Record Results Driven By Gains in Market Share and Duration of Therapy, Geographic
Expansion and Reimbursement Approvals
— 2010 Non-GAAP Total Revenue Increased 34 Percent Y/Y
— 2010 Non-GAAP Diluted Earnings Per Share Increased 35 Percent Y/Y
2010 Fourth Quarter Financial Results Year-Over-Year
•	Non-GAAP Total Revenue Increased 38 Percent to $1.05 Billion; GAAP Total Revenue $1.07 Billion
•	Global REVLIMID® Net Product Sales Increased 42 Percent to $708 Million
•	Global VIDAZA® Net Product Sales Increased 20 Percent to $140 Million
•	Global THALOMID® Net Product Sales of $91 Million
•	ABRAXANE® Net Product Sales of $71 Million (Since October 15, 2010 Closing of Abraxis BioScience Acquisition)
•	Non-GAAP Diluted Earnings Per Share Increased 18 Percent to $0.73; GAAP Diluted Earnings Per Share $0.45 (Includes Impact of Acquisition of Abraxis BioScience)
2010 Full Year Financial Results Year-Over-Year
•	Non-GAAP Total Revenue Increased 34 Percent to $3.60 Billion; GAAP Total Revenue $3.62 Billion
•	Global REVLIMID Net Product Sales Increased 45 Percent to $2.47 Billion
•	Global VIDAZA Net Product Sales Increased 38 Percent to $534 Million
•	Global THALOMID Net Product Sales of $387 Million
•	Non-GAAP Diluted Earnings Per Share Increased 35 Percent to $2.80; GAAP Diluted Earnings Per Share $1.88 (Includes Impact of Acquisition of Abraxis BioScience)

2011 Selected Clinical/Regulatory Objectives
Hematology
•	Submit REVLIMID® Newly Diagnosed Multiple Myeloma Regulatory Filing with FDA
•	Submit REVLIMID del 5q Myelodysplastic Syndromes Regulatory Filing With EMA
•	Launch ISTODAX® in Peripheral T-Cell Lymphoma in the United States
•	Complete Enrollment of Pomalidomide Phase III Trial in Myelofibrosis
•	Initiate Phase III Trial of Pomalidomide in Relapsed/Refractory Multiple Myeloma
•	Initiate Phase III Study of REVLIMID in Patients with Follicular Lymphoma
•	Complete Enrollment of Pivotal Phase II Trials Evaluating REVLIMID in Mantle Cell Lymphoma
Oncology
•	Submit ABRAXANE® Non-Small Cell Lung Cancer Supplemental New Drug Application to FDA
•	Complete Enrollment of ABRAXANE Phase III Trial in Pancreatic Cancer
•	Complete Enrollment of ABRAXANE Phase III trial in Melanoma and Phase II Trials in Bladder and Ovarian Cancer
•	Complete Enrollment of REVLIMID Phase III Trial in Androgen Independent Prostate Cancer
•	Advance Development Program of TORKi (mTOR Kinase Inhibitor) CC-223
Inflammation and Immunology
•	Complete Enrollment of Six Phase III Trials Evaluating Apremilast in Psoriatic Arthritis (n = 2,000), and in Moderate-to-Severe Psoriasis (n = 1,200)
•	Advance Phase II Apremilast Trials in Multiple Indications
•	Advance Development Program of CC-930 in Idiopathic Pulmonary Fibrosis
•	Advance Development Program of Cellular Therapy PDA-001 in Crohn’s Disease, Multiple Sclerosis, Rheumatoid Arthritis, and Stroke
SUMMIT, NJ — (January 27, 2011) — Celgene Corporation (NASDAQ: CELG) announced non-GAAP (Generally Accepted Accounting Principles) net income of $347.6 million, or non-GAAP diluted earnings per share of $0.73 for the quarter ended December 31, 2010. Non-GAAP net income for the fourth quarter of 2009 was $290.3 million or non-GAAP diluted earnings per share of $0.62. Based on U.S. GAAP, Celgene reported net income of $213.6 million, or diluted earnings per share of $0.45 for the quarter ended December 31, 2010. GAAP net income for the fourth quarter of 2009 was $254.2 million, or diluted earnings per share of $0.54.
Celgene posted non-GAAP net income of $1.315 billion or non-GAAP diluted earnings per share of $2.80 in 2010 as compared to non-GAAP net income of $971.3 million and non-GAAP diluted earnings per share of $2.08 in 2009. On a GAAP basis, Celgene reported net income of $884.5 million, or diluted earnings per share of $1.88 in 2010, compared to GAAP net income of $776.7 million, or diluted earnings per share of $1.66 in 2009.
“The 2010 record financial and operational results represent excellence in execution by all of our global teams,” said Bob Hugin, Celgene’s Chief Executive Officer. “This operating momentum, combined with our continued investment in R&D, positions us well for sustained growth in both the near and long term.”

Product Sales Performance
Non-GAAP total revenue was a record $1.048 billion for the quarter ended December 31, 2010, an increase of 38 percent from 2009. GAAP total revenue was $1.066 billion for the quarter ended December 31, 2010. The increase in total revenue was driven by global market share gains and increased duration of therapy of REVLIMID® and VIDAZA®. Net sales of REVLIMID were $707.5 million, an increase of 42 percent over the same period in 2009. VIDAZA net sales were $140.4 million, an increase of 20 percent over the same period in 2009. Global THALOMID® (inclusive of Thalidomide Celgene® and Thalidomide Pharmion®) sales were $91.3 million, a 15 percent decrease over the same period in 2009. ABRAXANE® net sales, since the October 15, 2010 closing of the Abraxis BioScience, Inc. acquisition, were $71.4 million. Revenue from Focalin® and the Ritalin® family of drugs totaled $27.2 million for the fourth quarter of 2010 compared to $27.6 million over the same period in 2009.
For the full year of 2010, non-GAAP total revenue was a record $3.595 billion, an increase of 34 percent year-over-year. GAAP total revenue was $3.620 billion for 2010. Total non-GAAP net product sales reached a record $3.479 billion, an increase of 36 percent year-over-year. REVLIMID net sales for the full year reached $2.466 billion compared to $1.706 billion in 2009. Global 2010 VIDAZA and THALOMID net sales for the full year were $534.0 million and $387.3 million, respectively. Revenue from Focalin and the Ritalin family of drugs totaled $106.6 million for 2010, an increase of two percent over 2009.
Research and Development
For the fourth quarter of 2010, non-GAAP R&D expenses, which exclude share-based employee compensation expense and estimated non-core R&D operations acquired from Abraxis, were $298.5 million compared to $181.8 million for the fourth quarter of 2009. These R&D expenditures continue to support ongoing clinical progress in multiple proprietary development programs for REVLIMID, VIDAZA, ABRAXANE, ISTODAX® and pomalidomide; apremilast and our oral anti-inflammatory compounds; our kinase inhibitor programs; our activin inhibitor program with ACE-011; and cellular therapy programs. On a GAAP basis, R&D expenses were $327.5 million for the fourth quarter of 2010 and $201.7 million in the same period in 2009.
Selling, General, and Administrative
Non-GAAP selling, general and administrative expenses, which exclude share-based employee compensation expense, and estimated expenses from non-core selling, general, and administrative activities acquired from Abraxis, were $252.4 million for the fourth quarter of 2010 compared to $193.3 million for the fourth quarter of 2009. The increase was primarily due to higher marketing and sales related expenses resulting from ongoing product launch activities, including REVLIMID in Japan, VIDAZA in Europe and ISTODAX in the United States, activities acquired from Abraxis, and higher facilities costs. On a GAAP basis, selling, general and administrative expenses were $295.1 million for the fourth quarter of 2010 and $211.6 million in the same period in 2009.
Interest and Other Income, Net
For the quarter ended December 31, 2010, non-GAAP interest and other income, net, decreased to a loss of $8.0 million compared to a $22.0 million gain in the same period in 2009. The decrease was primarily due to a reduction in interest and investment income, interest expense associated with the $1.25 billion in senior notes issued in October 2010 as well as a decrease in net hedging and foreign currency revaluation gains in the quarter ended December 31, 2010, compared to the same period in 2009.
Cash, Cash Equivalents, and Marketable Securities
Celgene reported $2.601 billion in cash, cash equivalents, and marketable securities as of December 31, 2010.

Non-GAAP Financial Information
See the attached Reconciliation of GAAP to non-GAAP Net Income for an explanation of the amounts excluded and included to arrive at non-GAAP net income and non-GAAP earnings per share amounts for the three-month and twelve-month periods ended December 31, 2010 and 2009. Non-GAAP financial measures provide investors and management with supplemental measures of operating performance and trends that facilitate comparisons between periods before and after certain items that would not otherwise be apparent on a GAAP basis. Certain unusual or non-recurring items that management does not believe affect the company’s basic operations do not meet the GAAP definition of unusual or non-recurring items. Non-GAAP net income and non-GAAP earnings per share are not, and should not be viewed as a substitute for similar GAAP items. We define non-GAAP diluted earnings per share amounts as non-GAAP net income divided by the weighted average number of diluted shares outstanding. Our definition of non-GAAP net income and non-GAAP diluted earnings per share may differ from similarly named measures used by others.
Conference Call and Webcast Information
Celgene will host a conference call to discuss the results and achievements of its fourth quarter and full year 2010 operating and financial performance on January 27, 2011, at 9 a.m. ET. The conference call will be available by webcast at www.celgene.com. An audio replay of the call will be available from noon ET January 27, 2011, until midnight ET February 3, 2011. To access the replay, in the U.S. dial 800-642-1687; outside the U.S. dial 706-645-9291; and enter reservation number 35819129. The Company’s first quarter 2011 financial and operational results are expected to be reported in late April.
About Celgene
Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the company’s Web site at www.celgene.com.
This release contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the Company’s control. The Company’s actual results, performance, or achievements could be materially different from those projected by these forward-looking statements. The factors that could cause actual results, performance, or achievements to differ from the forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, such as the Company’s Form 10-K, 10-Q and 8-K reports. Given these risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements.
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Celgene Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net product sales	$1,034,874	$725,001	$3,503,038	$2,567,354
Collaborative agreements and other revenue	3,375	6,764	10,540	13,743
Royalty revenue	28,039	29,272	106,767	108,796

Total revenue	1,066,288	761,037	3,620,345	2,689,893

Cost of goods sold (excluding amortization of acquired intangible assets)	114,321	49,030	307,771	216,289
Research and development	327,530	201,738	1,128,495	794,848
Selling, general and administrative	295,112	211,564	950,634	753,827
Amortization of acquired intangible assets	68,030	16,000	203,231	83,403
Acquisition related charges and restructuring, net	28,536	—	48,729	—

Total costs and expenses	833,529	478,332	2,638,860	1,848,367

Operating income	232,759	282,705	981,485	841,526

Equity in losses of affiliated companies	1,182	159	1,928	1,103
Interest and other income (expense), net	(5,220)	22,023	37,599	135,280

Income before income taxes	226,357	304,569	1,017,156	975,703

Income tax provision	13,120	50,354	132,974	198,956

Net income	213,237	254,215	884,182	776,747

Non-controlling interest	320	—	320	—

Net income attributable to Celgene	$213,557	$254,215	$884,502	$776,747

Net income per common share attributable to Celgene:
Basic	$0.46	$0.55	$1.91	$1.69
Diluted	$0.45	$0.54	$1.88	$1.66

Weighted average shares — basic	469,244	459,223	462,298	459,304

Weighted average shares — diluted	476,709	466,965	469,517	467,354

	December 31,
	2010	2009
Balance sheet items:
Cash, cash equivalents & marketable securities	$2,601,301	$2,996,752
Total assets	10,079,399	5,389,311
Long-term debt	1,247,584	—
Stockholders’ equity	5,976,964	4,394,606

Celgene Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Net Income
(In thousands, except per share data)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2010	2009	2010	2009

Net income attributable to Celgene — GAAP		$213,557	$254,215	$884,502	$776,747

Before tax adjustments:
Net product sales:
Sales of products to be divested:
Pharmion	(1)	(1,511)	(3,286)	(8,234)	(12,654)
Abraxis	(1)	(15,864)	—	(15,864)	—

Collaborative agreements and other revenue:
Abraxis non-core revenues	(2)	(943)	—	(943)	—

Cost of goods sold (excluding amortization of acquired intangible assets):
Share-based compensation expense	(3)	1,867	1,140	6,776	4,444
Abraxis and Pharmion inventory step-up	(4)	34,722	—	34,722	354
Cost of products to be divested:
Pharmion	(2)	1,569	2,866	9,783	8,262
Abraxis	(2)	9,298	—	9,298	—
EntreMed intercompany royalty	(5)	(202)	(388)	(283)	(585)

Research and development:
Share-based compensation expense	(3)	21,725	19,910	82,097	64,751
Upfront collaboration payments	(6)	—	—	121,176	34,500
Abraxis non-core activities	(2)	7,338	—	7,338	—

Selling, general and administrative:
Share-based compensation expense	(3)	27,647	18,240	93,924	74,624
Abraxis non-core activities	(2)	15,089	—	15,089	—

Amortization of acquired intangible assets:
Pharmion	(7)	39,832	16,000	159,750	83,403
Gloucester	(7)	6,550	—	21,833	—
Abraxis	(7)	21,648	—	21,648	—

Acquisition related charges and restructuring, net:
Gloucester contingent liability accretion	(8)	5,997	—	22,694	—
Abraxis acquisition costs	(8)	16,907	—	20,403	—
Abraxis restructuring costs	(8)	18,614	—	18,614	—
Change in fair value of contingent value rights issued as part of Abraxis acquisition	(8)	(12,982)	—	(12,982)	—

Equity in losses of affiliated companies:
EntreMed, Inc.	(5)	352	469	1,295	1,449
Abraxis non-core activities	(2)	1,307	—	1,307	—

Interest and other income (expense), net:
Abraxis non-core activities	(2)	(2,774)	—	(2,774)	—

Non-controlling interest:
Abraxis non-core activities	(2)	(320)	—	(320)	—

Net income tax adjustments	(9)	(61,830)	(18,854)	(175,553)	(63,973)

Net income attributable to Celgene — non-GAAP		$347,593	$290,312	$1,315,296	$971,322

Net income per common share attributable to Celgene — non-GAAP:
Basic		$0.74	$0.63	$2.85	$2.11
Diluted		$0.73	$0.62	$2.80	$2.08

Celgene Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Net Income
Explanation of adjustments:

(1)	Exclude sales related to non-core former Pharmion Corp., or Pharmion, and Abraxis BioScience Inc., or Abraxis products to be divested.

(2)	Exclude the estimated impact of activities arising from the acquisitions of Abraxis that are not related to core nab technology and of Pharmion that are planned to be divested, including other miscellaneous revenues, the cost of goods sold for products to be divested as well as operating expenses and other costs related to such activities.

(3)	Exclude share-based compensation expense for the fourth quarter totaling $51,239 in 2010 and $39,290 in 2009. The after tax net impact reduced GAAP net income for the fourth quarter by $38,797, or $0.08 per diluted share in 2010 and $30,371, or $0.07 per diluted share in 2009. Exclude share-based compensation expense for the twelve-month perod totaling $182,797 in 2010 and $143,819 in 2009. The after tax net impact reduced GAAP net income for the twelve-month period by $140,448, or $0.30 per diluted share in 2010 and $111,419, or $0.24 per diluted share in 2009.

(4)	Exclude acquisition-related inventory step-up adjustments to fair value which were expensed for Abraxis in 2010 and Pharmion in 2009.

(5)	Exclude the Company’s share of EntreMed, Inc. THALOMID royalties and equity losses.

(6)	Exclude upfront payments for research and development collaboration arrangements with Agios Pharmaceuticals, Inc. for the twelve-month period in 2010 and GlobeImmune, Inc. and Array BioPharma Inc. of $30,000 and $4,500, respectively for the twelve-month period in 2009.

(7)	Exclude amortization of acquired intangible assets from the acquisitions of Pharmion, Gloucester Pharmaceuticals, Inc., or Gloucester and Abraxis.

(8)	Exclude acquisition and restructuring related charges for Gloucester and Abraxis.

(9)	Net income tax adjustments reflects the estimated tax effect of the above adjustments.